FOR IMMEDIATE RELEASE
---------------------

NEWS RELEASE
Triad Guaranty Inc.
NASDAQ Symbol: TGIC
www.triadguaranty.com
---------------------


Contact: Ron Kessinger
         Executive Vice President, Chief Financial Officer
         800-451-4872 ext.1104
         rkessinger@tgic.com


                  TRIAD GUARANTY INC. REPORTS FOURTEEN PERCENT
                      INCREASE IN SECOND QUARTER NET INCOME


WINSTON-SALEM, N.C., July 29, 2004 -- Triad Guaranty Inc. (NASDAQ: TGIC) today reported record second quarter 2004 net income of $14.4 million, an increase of 14 percent over net income of $12.6 million for the second quarter of 2003. Diluted earnings per share for the second quarter of 2004 totaled $0.98 compared to $0.87 in the second quarter of 2003. Realized investment gains (losses) had no impact on diluted earnings per share in the second quarter of 2004 and contributed $0.02 per share, net of taxes, in the second quarter of 2003.

For the first six months of 2004, net income increased 14 percent to $28.4 million compared to $25.0 million for the same period of 2003. Diluted earnings per share were $1.93 for the first half of 2004 compared to $1.73 for the first six months of 2003.

Darryl W. Thompson, President and Chief Executive Officer, said, "Our second quarter produced strong earned premium growth compared to the same period a year ago coupled with continued growth in insurance in force. We are especially pleased to have achieved this growth despite a decline in industry-wide loan originations due to the increase in mortgage interest rates."

     Insurance in force increased 29 percent to $34.8 billion at June 30, 2004 compared to $26.9 billion at June 30, 2003. Total insurance written for the second quarter of 2004 was $4.4 billion, down 9 percent from $4.9 billion in the second quarter of 2003. Insurance written attributable to structured bulk transactions totaled $1.5 billion in the second quarter of 2004 compared to $186 million for the second quarter of 2003. Insurance written on flow business in the second quarter of 2004 was $2.9 billion compared to $4.7 billion in the second quarter of 2003, as the comparably higher interest rate environment continued to reduce the level of refinance activity.

Refinance business accounted for 32.3 percent of flow insurance written for the second quarter of 2004 compared to 55.1 percent for the same period of 2003. Persistency, or the percentage of insurance remaining in force compared to one year prior, continued to improve to 59.9 percent at June 30, 2004 compared to
50.7 percent at December 31, 2003 and 54.6 percent at June 30, 2003.

The Company's expense ratio remained relatively flat at 29.7 percent in the second quarter of 2004 compared to 29.3 percent in the second quarter of 2003. The ratio of losses incurred to premiums earned was 22.5 percent for the second quarter of 2004 compared to 19.0 percent for the same period of 2003. The rise in incurred losses was driven by both an increase in paid losses and a higher level of reserves resulting from the increase in the severity of claims. The Company's ratio of delinquent loans to total certificates in force, including both flow and bulk, was 1.87 percent at June 30, 2004 compared to 1.80 percent at December 31, 2003 and 1.63 percent at June 30, 2003.

Mr. Thompson stated, "We will continue to develop a quality book of business and focus on our expense ratio during the remainder of 2004. Given the recent trends in interest rates and the decline in refinancing activity, we also expect future production to moderate during the remainder of the year. While we expect our loss ratio to continue to trend upward during the remainder of 2004, our overall high quality book of business will continue to deliver loss performance superior to that of the industry."



Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing mortgage insurance (MI) to residential mortgage lenders. Private MI makes homeownership available to borrowers with equity of less than 20%, facilitates the sale of mortgage loans in the secondary market and protects lenders from default-related expenses. For more information about Triad Guaranty Insurance Corporation, visit the company's web site at www.triadguaranty.com.

Diluted realized gains/(losses) per share, net of taxes is a non-GAAP measure. We believe this is relevant and useful information to investors because, except for losses on impaired securities, it shows the effect that the Company's discretionary sales of investments had on earnings.

This document contains forward-looking statements which involve various risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Attention is directed to the discussion of risks and uncertainties as part of the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 contained in the Company's most recent annual report, Form 10-K and other reports filed with the Securities and Exchange Commission.

                                     - ### -
           (Relevant Triad Guaranty Inc. financial statistics follow
                              this news release.)

                              Triad Guaranty Inc.
                          Consolidated Income Statement
                                   (Unaudited)

                                                       Three Months Ended            Six Months Ended
                                                              June 30,                    June 30,
                                                     ----------------------        ---------------------
                                                       2004          2003            2004         2003
                                                     --------      --------        --------     --------
                                                       (Dollars in thousands except per share amounts)
 Premiums written:
   Direct                                            $ 43,029      $ 37,878        $ 83,345     $ 71,904
   Assumed                                                  -             -               1            1
   Ceded                                               (8,752)       (6,497)        (16,723)     (12,385)
                                                     --------      --------        --------     --------
           Net premiums written                      $ 34,277      $ 31,381        $ 66,623     $ 59,520
                                                     ========      ========        ========     ========

 Earned premiums                                     $ 34,183      $ 28,266        $ 67,995     $ 56,397
 Net investment income                                  4,598         4,333           9,184        8,666
 Realized investment gains (losses)                       (19)          546             558          765
 Other income                                               2             4               5           17
                                                     --------      --------        --------     --------
   Total revenues                                      38,764        33,149          77,742       65,845

 Net losses and loss adjustment expenses                7,701         5,380          16,584       10,645
 Interest expense on debt                                 693           693           1,386        1,386
 Amortization of deferred policy acquisition costs      3,450         4,024           6,635        7,442
 Other operating expenses - net                         6,729         5,169          13,069       11,009
                                                     --------      --------        --------     --------
 Income before income taxes                            20,191        17,883          40,068       35,363
 Income taxes                                           5,816         5,252          11,649       10,380
                                                     --------      --------        --------     --------
 Net income                                          $ 14,375      $ 12,631        $ 28,419     $ 24,983
                                                     ========      ========        ========     ========

 Basic earnings per share                            $   0.99      $   0.88        $   1.96     $   1.75
 Diluted earnings per share                          $   0.98      $   0.87        $   1.93     $   1.73
Weighted average common and common
    stock equivalents outstanding (in thousands)
   Basic                                               14,502        14,279          14,481       14,250
   Diluted                                             14,718        14,451          14,695       14,425

NON-GAAP INFORMATION:
 Diluted realized gains per share, net of taxes      $     -       $   0.02        $   0.02     $   0.03


                               Triad Guaranty Inc.
                           Consolidated Balance Sheet

                                                             (Unaudited)                         (Unaudited)
                                                               June 30,        December 31,        June 30,
                                                                2004              2003              2003
                                                             -----------       -----------       -----------

                                                            (Dollars in thousands except per share amounts)
Assets:
     Cash and invested assets                                $   438,192       $   414,501       $   382,677
     Deferred policy acquisition costs                            31,553            29,363            30,239
     Prepaid federal income tax                                  107,208            98,124            87,723
     Other assets                                                 31,161            33,591            33,396
                                                             -----------       -----------       -----------

          Total assets                                       $   608,114       $   575,579       $   534,035
                                                             ===========       ===========       ===========

Liabilities:
     Losses and loss adjustment expenses                     $    30,766       $    27,186       $    24,399
     Unearned premiums                                            14,231            15,629            11,681
     Deferred income tax                                         121,083           115,459           106,453
     Long-term debt                                               34,490            34,486            34,483
     Other liabilities                                            13,289            12,889            14,737
                                                             -----------       -----------       -----------

         Total liabilities                                       213,859           205,649           191,753

Total stockholders' equity                                       394,255           369,930           342,282
                                                             -----------       -----------       -----------

Total liabilities and stockholders' equity                   $   608,114       $   575,579       $   534,035
                                                             ===========       ===========       ===========

Stockholders' equity per share:
     Including unrealized gains or losses on investments     $     27.10       $     25.62       $     23.95
     Excluding unrealized gains or losses on investments     $     26.84       $     24.85       $     22.95

Common shares outstanding                                     14,545,669        14,438,637        14,292,692

                               Triad Guaranty Inc.
               Sequential Quarterly Statistical Information - GAAP
                                   (Unaudited)

                                        Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,    Mar 31,   Dec 31,  Sep 30,    Jun 30,
                                          2004     2004       2003      2003     2003       2003      2002     2002       2002
                                          ----     ----       ----      ----     ----       ----      ----     ----       ----
                                                               (Dollars in millions unless otherwise indicated)
Direct insurance in force               $ 34,757  $ 33,886  $ 31,748  $ 29,291  $ 26,914  $ 26,004  $ 25,379  $ 25,009  $ 23,768
Direct risk in force (gross)            $  7,309  $  7,207  $  7,024  $  6,610  $  6,245  $  6,002  $  5,791  $  5,590  $  5,225
Net risk in force                       $  6,797  $  6,734  $  6,590  $  6,210  $  5,893  $  5,699  $  5,534  $  5,371  $  5,039
Risk-to-capital ratio                     14.6:1    15.2:1    15.3:1    15.1:1    15.0:1    15.2:1    15.5:1    15.8:1    15.6:1
Number of insured loans                  254,510   249,683   236,234   221,053   205,046   195,928   190,480   186,762   177,436
Persistency                                59.9%     54.6%     50.7%     49.0%     54.6%     59.1%     60.9%     61.3%     62.4%
Quarterly persistency run rate             56.9%     68.5%     46.3%     19.3%     33.6%     50.8%     32.1%     57.9%     65.5%
Average loan size ($ thousands)
    - Flow business                     $  131.4  $  131.3  $  131.2  $  130.7  $  130.5  $  130.8  $  130.8  $  129.8  $  128.6
    - Bulk business                     $  159.8  $  157.2  $  155.4  $  148.7  $  140.7  $  152.7  $  155.4  $  166.0  $  177.5
Severity ($ thousands)
    - Flow business                     $   25.6  $   27.4  $   28.2  $   25.0  $   22.5  $   22.5  $   20.5  $   21.1  $   22.0
    - Bulk business                     $   22.5  $   30.2  $   26.9  $   20.0  $   12.3  $   27.5  $   14.8       N/A       N/A
Quarterly net paid claims and
  LAE ($ thousands)                     $  6,879  $  6,124  $  5,466  $  4,933  $  4,046  $  3,560  $  3,025  $  3,021  $  2,380
    - Flow business                     $  6,024  $  5,355  $  4,632  $  4,070  $  3,800  $  3,419  $  2,948  $  3,021  $  2,380
    - Bulk business                     $    855  $    769  $    834  $    863  $    246  $    141  $     77       N/A       N/A
Total delinquent loans                     4,765     4,722     4,242     3,700     3,351     3,009     2,379     1,956     1,684
    - Flow business                        3,319     3,343     3,053     2,675     2,510     2,280     2,120     1,741     1,513
    - Bulk business                        1,446     1,379     1,189     1,025       841       729       259       215       171
Total delinquency rate                     1.87%     1.89%     1.80%     1.67%     1.63%     1.54%     1.25%     1.05%     0.95%
    - Flow business                        1.59%     1.61%     1.49%     1.35%     1.33%     1.27%     1.23%     1.05%     0.96%
    - Bulk business                        3.13%     3.25%     3.81%     4.52%     5.29%     4.27%     1.38%     1.01%     0.88%
Risk Inforce by credit score - Flow
    - Under 575                             0.8%      0.8%      0.8%      0.8%      0.8%      0.7%      0.7%       N/A       N/A
     575 - 619                              4.7%      4.6%      4.6%      4.5%      4.6%      4.5%      4.4%       N/A       N/A
     620 and above                         94.5%     94.6%     94.6%     94.7%     94.6%     94.8%     94.9%       N/A       N/A
Risk Inforce by credit score - Bulk
    - Under 575                             2.3%      2.8%      4.1%      4.4%      3.8%      3.7%      3.2%       N/A       N/A
     575 - 619                              5.2%      6.5%      8.5%     10.3%     12.5%     12.2%     10.0%       N/A       N/A
     620 and above                         92.5%     90.7%     87.4%     85.3%     83.7%     84.1%     86.8%       N/A       N/A
Risk in force subject to captive
    reinsurance arrangements               44.9%     44.9%     45.9%     46.8%     48.4%     47.7%     45.7%     42.8%     40.9%

Loss ratio                                 22.5%     26.3%     21.6%     20.0%     19.0%     18.7%     15.4%     16.1%     11.3%
Expense ratio                              29.7%     29.4%     34.0%     32.7%     29.3%     32.9%     35.2%     31.7%     34.9%
Combined ratio                             52.2%     55.7%     55.6%     52.7%     48.3%     51.6%     50.6%     47.8%     46.2%

Total insurance written                 $  4,414  $  4,663  $  5,224  $  6,652  $  4,853  $  3,766  $  3,753  $  3,466  $  3,450
 - Flow                                 $  2,950  $  2,380  $  3,255  $  5,028  $  4,667  $  3,630  $  3,753  $  2,988  $  2,684
 - Bulk                                 $  1,464  $  2,282  $  1,969  $  1,624  $    186  $    136  $      -  $    478  $    766

New risk written (gross)                $    805  $    693  $    991  $  1,305  $  1,094  $    869  $    881  $    809  $    735
Product mix as a % of flow
   insurance written:
     95% LTV's                             47.2%     45.0%     45.0%     42.3%     39.5%     37.4%     35.9%     46.5%     46.0%
     ARMs                                  33.2%     26.9%     26.1%     18.3%     14.5%     14.1%     14.5%     18.4%     14.1%
     Monthly premium                       90.7%     91.1%     83.1%     75.8%     71.4%     76.3%     78.5%     82.0%     82.3%
     Annual premium                         9.0%      8.5%     16.4%     23.7%     28.2%     23.3%     20.9%     17.5%     17.1%
     Refinances                            32.3%     35.4%     38.5%     52.3%     55.1%     57.2%     47.0%     31.2%     31.4%

Note: The Company  periodically  enters into structured  transactions involving loans that have insurance effective dates within the current  reporting  period but for which  detailed loan information  regarding  the insured loans is not provided until later.  When this occurs,  the Company accrues due premium in the reporting period based on each loan's insurance  effective date;  however,  the loans are not reflected in the Company's inforce and related data totals until the loan level detail is reported to the Company.  At
June 30, 2004, there were no structured  transactions with effective dates within the second quarter for which loan level detail had not been received.